Exhibit 99.1

6705 Rockledge Drive, Suite 900 Bethesda, MD 20817-1850 (301) 581-0600	News Release

FOR IMMEDIATE RELEASE	Contact:	Dale B. Wolf Chief Financial Officer (301) 581-5709

John Stelben Investor Relations (301) 581-5729

Coventry Health Care Signs Definitive Agreement To Acquire First Health

Coventry Reports Third Quarter Earnings of $0.96 Per Diluted Share

•	Creates a leading health benefits company with size and scale for future growth
•	Leverages the complementary strengths of both companies
•	Broadens the product portfolio and further diversifies the client base
•	First Health shareholders will receive 0.1791 Coventry shares and $9.375 in cash per First Health share
•	Immediately accretive, expected to add $0.30 — $0.36 to earnings per share in 2005

     Bethesda, Maryland (October 14, 2004) — Coventry Health Care, Inc. (NYSE: CVH), and First Health Group Corp. (First Health) (NASDAQ: FHCC) jointly announced today that they have signed a definitive agreement whereby Coventry will acquire all of the outstanding shares of common stock of First Health for a combination of shares of Coventry’s common stock and cash. The combination creates a national health benefits company capable of providing health insurance and administrative services to a broad array of commercial and government clients.

Under the terms of the agreement, and subject to regulatory approvals, Coventry will pay 0.1791 shares of Coventry common stock and $9.375 in cash, per First Health share. Based on the NYSE closing price of Coventry’s shares of $52.05, the indicated combined per share consideration for each outstanding share of First Health common stock amounts to $18.70 or a total indicated purchase price of approximately $1.8 billion. Coventry expects to finance the cash consideration with a combination of existing cash balances and borrowing under a new $950 million bank commitment.

First Health, headquartered in Downers Grove, Illinois, is a full service national health benefits services company serving the group health, workers’ compensation and state public program markets. First Health offerings include a directly contracted national preferred provider organization, clinical programs, disease management, pharmacy benefit management and other healthcare administrative products. First Health generated revenues of $890.9 million in 2003.

“The combination of Coventry Health Care and First Health Group creates a truly national health benefits platform with the tools to serve our local, national and governmental clients. Coventry Health Care has built a very successful market position in 15 markets throughout the United States. The acquisition of First Health enables us to extend our success far beyond our existing borders. This transforming acquisition positions Coventry to be a leader over the coming years as our clients seek an efficient solution to their health care cost challenges,” said Allen Wise, President and CEO of Coventry.

Dale Wolf, Executive Vice President and Chief Financial Officer, stated, “We look forward to combining the strengths of these two companies to better serve both companies’ clients. First Health’s national health administrative services business is highly complementary to our traditional strength in operating local health plans. We will now have the capability to target the most attractive opportunities in health insurance and administrative services from small group to national and governmental accounts nationwide.”

“This merger will provide great opportunities for all of our constituents including colleagues, clients and providers and enhance efforts to secure and service a growing client base.” said Edward L. Wristen, President and Chief Executive Officer of First Health.

As a result of the transaction, the combined company will benefit from:

•	The size, scale and market access needed for leadership
•	A broad product portfolio creating diversified revenues and cash flow streams
•	A national presence combined with local network strength
•	Operational excellence through combined management expertise
•	Continued financial strength and flexibility
•	Operating synergies of $100 million by the end of fiscal 2007

Transaction Summary

The transaction involves a merger of First Health into a Coventry acquisition subsidiary. Closing of the transaction, subject to regulatory approvals, approval of a majority of First Health’s shareholders and other customary conditions is expected during the first quarter of 2005. The transaction is expected to be structured as a tax-free reorganization. Following the transaction, First Health shareholders will have between 15.1% and 15.7% ownership on a diluted basis in the combined company. The merger agreement has been approved by the boards of directors of both companies.

CIBC World Markets Corp. and Lehman Brothers, Inc. acted as financial advisors and Bass, Berry, & Sims, PLC acted as legal counsel to Coventry.

Profile of the Combined Company

The combined company will have operations in 50 states in the United States, Puerto Rico and the District of Columbia. The combined company expects to have pro forma 2004 revenue of $6.2 billion, and EBITDA of $850.8 million. In addition, the combined company expects to achieve annual operating synergies of approximately $20-$30 million targeted for 2005, $40 -$60 million by the end of 2006, and more than $100 million by the end of 2007 (provider network savings, in-sourcing opportunities, implementation of best practices and elimination of duplicate corporate costs). The transaction is expected to be immediately accretive to Coventry’s earnings per share, adding approximately $0.30 – $0.36 to Coventry’s 2005 EPS guidance of $4.13 – $4.17 (excluding one-time transaction related adjustments and costs). Subsequent to closing, Coventry will have an anticipated debt to EBITDA ratio of 1.26x – 1.30x and a Debt/ Total Capitalization ratio of 33.8% – 34.7%.

Coventry Third Quarter 2004 Results

In addition to the First Health acquisition announcement, Coventry is also reporting its third quarter earnings and introducing guidance for 2005. Operating revenues totaled $1.33 billion for the quarter, a 15.6% increase over the third quarter of 2003. Net earnings were $87.0 million, or $0.96 per diluted share, a 28.9% increase over net earnings for the third quarter of 2003 and 29.7% on a per diluted share basis. For the nine months ended September 30, 2004, total revenues were $3.93 billion, a 18.6% increase over 2003, with net earnings of $2.71 per diluted share, a 36.2% increase over 2003.

Financial Highlights

•	3rd Quarter Membership Up 4.0% over the prior year quarter
•	3rd Quarter Revenues Up 15.6% over the prior year quarter
•	3rd Quarter EPS Up 29.7% over the prior year quarter
•	3rd Quarter Operating Margin of 9.6%, Up 70 basis points over the prior year quarter
•	3rd Quarter Annualized Return on Equity of 33.0%

Q4 2004 Guidance

•	Total Revenues of $1.37 billion to $1.38 billion
•	EPS in the range of $0.95 to $0.97

2005 Guidance

•	Risk revenues in the range of $5.90 billion to $6.00 billion
•	Management services revenues of $100.0 million to $105.0 million
•	Medical loss ratio (MLR%) of 80.5% to 81.5% of risk revenues
•	Selling, general, and administrative expenses (SG&A) of $660.0 million to $670.0 million
•	Depreciation and amortization of $20.0 million to $21.0 million
•	Investment income of $43.0 million to $45.0 million
•	Interest expense of $14.5 million to $14.8 million
•	Tax rate of 35.8% to 36.2%
•	Diluted share count of 90.5 million to 91.5 million shares
•	Earnings per share (EPS) on a diluted basis of $4.13 – $4.17

     Mr. Wise will host a conference call at 10:30 a.m. EST on Thursday, October 14, 2004. To listen to the call, dial (888) 203-7337, or for international callers, (719) 955-1566. Callers will be asked to identify themselves and their affiliations. The conference call will also be broadcast over the internet at www.cvty.com. Coventry asks participants on both the call and webcast to review and be familiar with its filings with the SEC. A replay of the call will be available for one week at (888) 203-1112, or for international callers, (719) 457-0820. The access code is 932607.

     Coventry Health Care is a managed health care company based in Bethesda, Maryland operating health plans, insurance companies, and provider networks under the names Coventry Health Care, Coventry Health and Life, Altius Health Plans, Carelink Health Plans, Group Health Plan, HealthAmerica, HealthAssurance, HealthCare USA, OmniCare, PersonalCare, SouthCare, Southern Health and WellPath. The Company provides a full range of managed care products and services including HMO, PPO, POS, Medicare+Choice, and Medicaid to 3.1 million members in a broad cross section of employer and government-funded groups in 15 markets throughout the Midwest, Mid-Atlantic and Southeast United States. More information is available on the Internet at www.cvty.com.

     This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or future financial performance and may be significantly impacted by certain risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

Additional Information About This Information

This communication is not a solicitation of a proxy from any security holder of First Health. Coventry and First Health intend to file a registration statement on Form S-4 with the SEC in connection with the Merger. The Form S-4 will contain a prospectus, a proxy statement and other documents for the stockholders’ meeting of First Health at which time the proposed transaction will be considered. The Form S-4, proxy statement and prospectus will contain important information about Coventry, First Health, the Merger and related matters. Investors and stockholders should read the Form S-4, the proxy statement and prospectus and the other documents filed with the SEC in connection with the Merger carefully before they make any decision with respect to the Merger. The Form S-4, proxy statement and prospectus, and all other documents filed with the SEC in connection with the Merger will be available when filed free of charge at the SEC’s web site, www.sec.gov. In addition, all documents filed with the SEC by Coventry in connection with the Merger will be made available to investors free of charge by writing to: Coventry Health Care, Inc., 6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817, Attn: Investor Relations. All documents filed with the SEC by First Health in connection with the Merger will be made available to investors free of charge by writing to: First Health Group Corp., 3200 Highland Avenue, Downers Grove, Illinois 60515, Attn: Investor Relations.

Coventry, First Health, their respective directors and executive officers may be deemed participants in the solicitation of proxies from First Health’s stockholders. Information concerning Coventry’s directors and certain executive officers and their direct and indirect interests in Coventry is contained in its proxy statement for its 2004 annual meeting of stockholders. Information concerning First Health’s directors and certain executive officers and their direct and indirect interests in First Health is contained in its proxy statement for its 2004 annual meeting of stockholders. Additional information regarding the interests of these participants in the Merger will be available in the proxy statement regarding the Merger. Investors can obtain free copies of these documents from the SEC’s website.

COVENTRY HEALTH CARE, INC.
MEMBERSHIP
(Amounts in thousands)

	September 30,	June 30,	September 30,
	2004	2004	2003
Membership by Market:
Delaware	103	104	101
Georgia	76	80	77
Illinois – Central	87	86	75
Iowa	66	72	94
Kansas City	210	212	230
Louisiana	76	76	73
Nebraska	50	49	47
North Carolina	120	122	118
Pennsylvania	736	728	680
St. Louis	495	503	461
Utah	184	181	168
Virginia	166	163	154
West Virginia	77	82	75

Total Membership	2,446	2,458	2,353

Membership by Product:
Risk membership:
Commercial	1,487	1,503	1,486
Medicare	68	68	64
Medicaid	333	334	315

Total risk membership	1,888	1,905	1,865
Non-risk membership	558	553	488

Total Membership	2,446	2,458	2,353

Network rental membership	574	681	719

COVENTRY HEALTH CARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
(unaudited)

	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Operating revenues:
Managed care premiums	$1,302,053	$1,126,594	$3,843,529	$3,244,884
Management services	27,763	23,395	84,260	66,953

Total operating revenues	1,329,816	1,149,989	3,927,789	3,311,837

Operating expenses:
Medical costs	1,043,317	906,756	3,096,860	2,638,031
Selling, general and administrative	154,034	136,859	455,705	397,579
Depreciation and amortization	4,259	4,280	12,921	13,424

Total operating expenses	1,201,610	1,047,895	3,565,486	3,049,034

Operating earnings	128,206	102,094	362,303	262,803
Operating earnings percentage of total revenues	9.6%	8.9%	9.2%	7.9%

Senior notes interest expense, net	3,572	4,126	10,719	11,470
Other income, net	10,809	9,211	32,581	31,115

Earnings before income taxes	135,443	107,179	384,165	282,448
Provision for income taxes	48,421	39,656	138,814	101,991

Net earnings	$87,022	$67,523	$245,351	$180,457

Net earnings per share, basic	$0.99	$0.76	$2.79	$2.05
Net earnings per share, diluted	$0.96	$0.74	$2.71	$1.99

Weighted average shares outstanding, basic	88,344	88,595	87,954	87,824
Weighted average shares outstanding, diluted	90,653	91,230	90,527	90,441

COVENTRY HEALTH CARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	September 30,	June 30,	December 31,
	2004	2004	2003
	(unaudited)	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$398,853	$303,342	$253,331
Short-term investments	287,141	249,159	101,191
Accounts receivable, net	91,523	85,015	89,766
Other receivables, net	52,240	51,764	45,335
Deferred income taxes	35,698	37,686	36,255
Other current assets	8,670	9,916	8,089

Total current assets	874,125	736,882	533,967

Long-term investments	949,099	978,428	1,051,400
Property and equipment, net	29,917	28,900	33,085
Goodwill	281,328	281,328	281,183
Other intangible assets, net	26,154	26,780	27,447
Other long-term assets	57,171	58,853	54,654

Total assets	$2,217,794	$2,111,171	$1,981,736

Liabilities and Stockholders’ Equity:
Current liabilities:
Medical claims liabilities	$597,510	$595,720	$537,340
Other medical liabilities	48,767	48,932	59,850
Accounts payable and other accrued liabilities	198,139	199,917	183,781
Deferred revenue	72,720	71,244	73,909

Total current liabilities	917,136	915,813	854,880

Senior notes	170,500	170,500	170,500
Other long-term liabilities	26,065	21,651	27,358

Total liabilities	1,113,701	1,107,964	1,052,738

Stockholders’ Equity:
Total stockholders’ equity	1,104,093	1,003,207	928,998

Total liabilities and stockholders’ equity	$2,217,794	$2,111,171	$1,981,736

COVENTRY HEALTH CARE, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Amounts in thousands)
(unaudited)

		Nine Months
	Quarter Ended	Ended
	September 30, 2004	September 30, 2004
Cash flows from operating activities:
Net earnings	$87,022	$245,351
Depreciation and amortization	4,259	12,921
Amortization of deferred compensation	4,562	10,945
Changes in assets and liabilities:
Accounts receivable, net	(6,508)	(1,757)
Medical claims liabilities	1,790	60,170
Other medical liabilities	(165)	(11,083)
Accounts payable and accrued liabilities	5,194	28,187
Deferred revenue	1,476	(1,189)
Other operating activities	4,350	3,773

Net cash flows from operating activities	101,980	347,318

Cash flows from investing activities:
Capital expenditures, net	(4,646)	(7,812)
Payments for investments, net of sales and maturities	(196)	(105,160)
Payments for acquisitions, net of cash acquired	(4)	(975)

Net cash flows from investing activities	(4,846)	(113,947)

Cash flows from financing activities:
Proceeds from issuance of stock	3,438	8,886
Payments for repurchase of stock	(5,061)	(96,602)
Payments for fractional shares from stock split	0	(133)

Net cash flows from financing activities	(1,623)	(87,849)

Net change in cash and cash equivalents for current period	95,511	145,522
Cash and cash equivalents at beginning of period	303,342	253,331

Cash and cash equivalents at end of period	$398,853	$398,853

Cash and Investments:
Cash and cash equivalents	$398,853	$398,853
Short-term investments	287,141	287,141
Long-term investments	949,099	949,099

Total cash and investments	$1,635,093	$1,635,093

COVENTRY HEALTH CARE, INC.
SELECTED OPERATING STATISTICS
(Excluding charges)

				Total			Total
	Q3 2004	Q2 2004	Q1 2004	2003	Q4 2003	Q3 2003	2002
Revenue PMPM
Commercial	228.36	224.56	222.08	206.08	209.74	208.30	183.80
Medicare	698.82	693.74	683.12	629.52	632.22	630.56	593.29
Medicaid	143.87	140.61	141.49	139.69	138.11	141.33	137.54
Management Fees	16.68	17.06	17.28	17.86	18.38	17.37	17.71
Medical PMPM
Commercial	182.12	177.19	176.36	164.59	165.28	166.36	152.12
Medicare	541.55	579.18	607.02	527.84	556.98	507.59	509.60
Medicaid	122.86	122.80	122.98	122.25	123.58	119.46	115.58
MLR %
Commercial	79.8%	78.9%	79.4%	79.9%	78.8%	79.9%	82.8%
Medicare	77.5%	83.5%	88.9%	83.8%	88.1%	80.5%	85.9%
Medicaid	85.4%	87.3%	86.9%	87.5%	89.5%	84.5%	84.0%

Total	80.1%	80.3%	81.3%	81.2%	80.9%	80.5%	83.3%
SGA % of revenues	11.6%	11.6%	11.6%	12.0%	11.9%	11.9%	12.2%
SGA PMPM	21.05	20.86	20.54	20.60	20.69	20.51	19.56
Claims Statistics
Claims Inventory	143,645	161,212	142,080		128,556	156,773	146,842
Inventory Days on Hand	1.5	1.7	1.5		1.2	1.7	2.0
Total Medical Liabilities (000’s)	$646,277	$644,652	$645,017		$597,190	$610,033	$558,599
Days in Claims Payable	52.69	52.64	52.39		51.01	55.83	59.46
Days in Other Medical Liabilities	4.30	4.32	4.94		5.68	6.06	7.33
Total Days in Medical Liabilities	56.99	56.96	57.33		56.69	61.89	66.79
Member Growth(a)
Same Store	(12,000)	27,000	48,000	157,000	36,000	42,000	51,000
Acquisition	0	0	0	191,000	(6,000)	159,000	143,000

(a) Membership growth excludes network rental membership.